UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-1947195

(State of incorporation of organization)	(I.R.S. Employer Identification No.)

One Church Street, Suite 302, Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.15 par value per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(D), check the following box.  ☐

Securities Act registration statement file number to which this form relates: ______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $.15 per share, of the Registrant under the caption “Common Stock” and the description of change in control provisions under the caption “Delaware Law and Certain Charter Provisions” contained in the Registrant’s Registration Statement on Form 8-A filed on August 1, 2003, including any amendments or reports filed for the purposes of updating such descriptions, are hereby incorporated by reference.

Certain holders of the Registrant’s Common Stock hold registration rights. Such rights are contained in a Stock Purchase Agreement dated as of December 8, 2006 by and between the Registrant and certain investors, including MSR Fund II, L.P., which Stock Purchase Agreement is hereby incorporated by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

4.1	Stock Purchase Agreement dated as of December 8, 2006 between the Registrant and certain investors*

* Incorporated by reference to the Registrant’s Form 8-K, dated December 14, 2006, filed with the Securities and Exchange Commission on December 14, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	ARGAN, INC.
Date: August 22, 2007
	By:	/s/ Rainer Bosselmann
Rainer Bosselmann
Chairman of the Board